Calculation of Filing Fee Tables
S-4
CARNIVAL CORP
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock	Other	1,371,573,016		$ 38,712,648,376.60	0.0001381	$ 5,346,216.74
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 38,712,648,376.60		$ 5,346,216.74
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 5,346,216.74
Offering Note
[1]	Rule 457(f) Fee Calculation Details

(1) Represents the maximum number of common shares, par value $0.01 per share, of the Registrant ("Common Shares") that are expected to be outstanding as of the completion of the redomiciliation transaction described in the Registrant's registration statement on Form S-4 (the "Registration Statement"). The number of Common Shares being registered is based on the sum of (i) 1,236,706,612 shares of common stock, par value $0.01 per share, of Carnival Corporation ("Common Stock") issued and outstanding and (ii) an additional amount of shares to account for potential issuances of Common Stock between the date of the Registration Statement and the consummation of the DLC Unification and Redomiciliation Transactions. (2) Calculated pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act of 1933, as amended, and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price of $38,712,648,376.60 of the securities being registered was calculated based on the product of (a) $28.23, the average of the high and low prices per share of Common Stock on the New York Stock Exchange on January 20, 2026, multiplied by (b) 1,371,573,016 (which represents the maximum number of Common Shares that are expected to be registrable as of the completion of the DLC Unification and Redomiciliation Transactions, as described in footnote (1) above).
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
1,371,573,016	$ 28.225	$ 38,712,648,376.60			$ 38,712,648,376.60

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A